EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-116969, 333-71328, and 333-100233 on Form S-8 and in Registration Statement Nos. 333-111573, 333-109096, 333-80384, 333-21493 and 333-62929 on Form S-3 of I-Flow Corporation of (1) our report dated March 16, 2005 relating to the financial statements and financial statement schedule of I-Flow Corporation (which report expresses an unqualified opinion and includes explanatory paragraphs referring to a restatement to reflect the November 1, 2003 sale of the Spinal Specialties, Inc. businesses as discontinued operations and a change in accounting for goodwill and other intangible assets), and (2) our report on internal control over financial reporting dated March 16, 2005 (which report expresses an adverse opinion and includes an explanatory paragraph relating to a material weakness identified) appearing in this Annual Report on Form 10-K of I-Flow Corporation for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Costa Mesa, California
March 16, 2005